UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 16, 2021 (April 8, 2021)

PASSUR AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

0-7642	11-2208938
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1905
Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

203-622-4086
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of PASSUR Aerospace, Inc. (the “Company”), held at 2PM on April 8, 2021 as a virtual-only meeting conducted via a live Internet webcast, the shareholders elected each of the Company’s nine nominees for director to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified.  The shareholders also ratified the Audit Committee’s appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2021.  Set forth below are the voting totals for each of the items submitted to a vote of the Company’s shareholders at the Annual Meeting, as provided by an independent inspector of elections for the Annual Meeting:

1)To elect nine directors to serve until the next annual meeting of shareholders or until their respective successors are duly elected and qualified:

Name	For	Withheld	Broker Non-Vote
G.S. Beckwith Gilbert	5,170,234	43,455	955,355
Brian G. Cook	5,170,234	43,455	955,355
Paul L. Graziani	5,196,451	17,238	955,355
Kurt J. Ekert	5,170,234	43,455	955,355
Richard L. Haver	5,170,234	43,455	955,355
Robert M. Stafford	5,196,701	16,988	955,355
Ronald V. Rose	5,170,234	43,455	955,355
Michael Schumaecker	5,201,701	11,988	955,355
Michael O. Hulley	5,201,701	11,988	955,355

At the Annual Meeting, each of the foregoing nominees was elected as a director of the Company to hold office until the 2022 Annual Meeting of Shareholders or until his respective successor is duly elected and qualified.

2)To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended October 31, 2021:

For	Against	Abstain	Broker Non-Vote
6,164,576	4,468	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:	/s/ Sean Doherty
	Name:	Sean Doherty
	Title:	Executive Vice President of Finance and Administration

Date:  April 16, 2021